Exhibit 10.1

September 29, 2006

Mr. Peter Beare

1648 Kimble Drive

Carrollton, TX  75010

Dear Peter:

This letter constitutes the complete understanding between you and Integrated Security Systems, Inc. and its related subsidiaries (collectively, the “Company”) regarding the termination of your employment and your membership on the Board of Directors of the Company and the other matters contemplated in this letter.

The Company will pay to you, as severance pay, a lump sum in the aggregate amount of $10,000.00.  Such payment will be made in accordance with the Company’s normal payroll schedule and will be subject to applicable tax deductions.

For and in consideration of the payment described in the preceding paragraph, you hereby knowingly and voluntarily fully and irrevocably waive and release the Company, its successors, stockholders, subsidiaries, affiliates and assigns and their directors, officers, employees, agents and representatives from any and all complaints, claims, liabilities, obligations, agreements, controversies, actions, suits, demands, sanctions, costs and losses of any nature whatsoever, in law, in equity or otherwise (collectively, “Claims”) existing or accruing at any time prior to or on the date of this letter which you had or have by reason of any fact, matter, cause or thing whatsoever, including without limitation all Claims arising out of or related to your employment with the Company or the termination of your employment.

The Company hereby knowingly and voluntarily fully and irrevocably releases you, your heirs and assigns, from all Claims existing or accruing at any time prior to or on the date of this letter which the Company had or has by reason of any fact, matter, cause or thing whatsoever, including all Claims arising out of or related to your employment with the Company or the termination of your employment.

By execution of this letter below, you also hereby resign (i) effective as of September 29, 2006, all positions as an employee and officer of the Company and (ii) effective as of September 29, 2006, as a member of the Board of Directors of the Company.  You also agree that all confidential information regarding the Company will not be divulged to any third party for any reason except as required by law.

Integrated Security Systems, Inc.

/s/ C.A. RUNDELL, JR.

_________

C. A. Rundell, Jr.,

Chairman of the Board

Agreed and Acknowledged:

/s/ PETER BEARE_______

Peter Beare